As filed with the Securities and Exchange Commission on June 19, 2009     Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMYLIN PHARMACEUTICALS, INC.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	33-0266089
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

9360 Towne Centre Drive San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Amylin Pharmaceuticals, Inc. Amended and Restated 2001 Employee Stock Purchase Plan

Amylin Pharmaceuticals, Inc. 2009 Equity Incentive Plan

(Full title of the plan)

Daniel M. Bradbury

President and Chief Executive Officer
Amylin Pharmaceuticals, Inc.
9360 Towne Centre Drive
San Diego, California 92121
Tel:  (858) 552-2200
Fax:  (858) 552-2212

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Marcea Bland Lloyd, Esq.

Senior Vice President, Government and Corporate Affairs,

and General Counsel

Amylin Pharmaceuticals, Inc.

9360 Towne Centre Drive

San Diego, California 92121

Tel:  (858) 552-2200

Thomas A. Coll, Esq. Cooley Godward Kronish LLP 4401 Eastgate Mall San Diego, California 92121-9109 Tel: (858) 550-6000 Fax: (858) 550-6420

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (4)	Proposed Maximum Aggregate Offering Price (4)	Amount of Registration Fee
Common Stock, $0.001 par value per share, including related rights to purchase Series A Junior Participating Preferred Stock	28,227,088 shares (2)	$11.69	$329,974,658.72	$18,412.60
Common Stock, $0.001 par value per share, including related rights to purchase Series A Junior Participating Preferred Stock	1,500,000 shares (3)	$11.69	$17,535,000.00	$978.46

(1)           Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also registers any additional shares of Registrant’s Common Stock (the “Common Stock”) that become issuable under the Amylin Pharmaceuticals, Inc. Amended and Restated 2001 Employee Stock Purchase Plan (the “ESPP”) and the Amylin Pharmaceuticals, Inc. 2009 Equity Incentive Plan (the “2009 EIP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(2)           Represents (i) 4,211,010 shares of Common Stock that remained available for future grant under the Amylin Pharmaceuticals, Inc. Amended and Restated 2001 Equity Incentive Plan (the “2001 EIP”) as of June 9, 2009 (the “Available Reserve”), the date of adoption of the 2009 EIP by the Registrant’s stockholders, (ii) 19,016,078 shares of Common Stock reserved for issuance upon the exercise of outstanding options granted under the 2001 EIP and the Amylin Pharmaceuticals, Inc. Amended and Restated 1991 Stock Option Plan (together with the 2001 EIP, the “Prior Plans”) as of June 9, 2009 (the “Outstanding Awards”) and (iii) 5,000,000 shares of Common Stock reserved for future grant under the 2009 EIP.  The Prior Plans have been terminated, no further stock awards will be made under the Prior Plans and the Available Reserve, plus any shares underlying the Outstanding Awards that expire or are forfeited, have been allocated to the 2009 EIP.

(3)           Represents additional shares of Common Stock reserved for future issuance under the ESPP.

(4)           Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act.  The price per share and aggregate offering price are based upon the average of the high and low prices of Common Stock on June 15, 2009, as reported by the Nasdaq Global Select Market.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

The following documents filed by Amylin Pharmaceuticals, Inc. (the “Company” or the “Registrant”) with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

(a)           The Company’s annual report on Form 10-K for the fiscal year ended December 31, 2008 filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b)           All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

(c)           The description of the Company’s Common Stock which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

As permitted by Delaware law, the Company’s amended and restated certificate of incorporation provides that no director will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•       for any breach of duty of loyalty to Company or to its stockholders;

•       for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•       for unlawful payment of dividends or unlawful stock repurchases or redemptions under Section 174 of the Delaware General Corporation Law; or

•       for any transaction from which the director derived an improper personal benefit.

The Company’s amended and restated certificate of incorporation further provides that the Company must indemnify its directors to the fullest extent permitted by Delaware law. In addition, the Company’s amended and restated bylaws provide that:

•       the Company is required to indemnify its directors and officers to the fullest extent permitted by Delaware law, subject to limited exceptions;

•       the Company may indemnify its other employees and agents to the extent that it indemnifies its officers and directors, unless otherwise prohibited by law, the Company’s amended and restated certificate of incorporation, the Company’s  amended and restated bylaws or agreements;

•       the Company is required to advance expenses to its directors and executive officers as incurred in connection with legal proceedings against them for which they may be indemnified; and

•       the rights conferred in the amended and restated bylaws are not exclusive.

The Company has entered into indemnification agreements with each of its directors and certain officers. These agreements, among other things, require the Company to indemnify each director and officer to the fullest extent permitted by Delaware law, including indemnification for expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or officer in any action or proceeding, including any action by or in the right of the Company, arising out of the person’s services as a director or officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the Company’s request.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit Number	Description of Document

4.1	Amended and Restated Certificate of Incorporation. (1)
4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation. (2)
4.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation. (3)
4.4	Fourth Amended and Restated Bylaws. (4)
4.5	Specimen Common Stock Certificate. (1)
4.6	Certificate of Designation of Series A Junior Participating Preferred Stock. (5)
4.7	Rights Agreement dated June 17, 2002, between Amylin Pharmaceuticals, Inc. and American Stock Transfer & Trust Company. (5)
4.8	First Amendment to Rights Agreement dated December 13, 2002, between Amylin Pharmaceuticals, Inc. and American Stock Transfer & Trust Company. (6)
4.9	Form of Rights Certificate. (5)
5.1	Opinion of Cooley Godward Kronish LLP.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Cooley Godward Kronish LLP is contained in Exhibit 5.1 to this Registration Statement.
24.1	Power of Attorney is contained on the signature pages hereto.
99.1	Amylin Pharmaceuticals, Inc. Amended and Restated 2001 Employee Stock Purchase Plan. (7)
99.2	Amylin Pharmaceuticals, Inc. 2009 Equity Incentive Plan. (7)
99.3	Form of 2009 Equity Incentive Plan Officer Stock Option Agreement. (7)
99.4	Form of 2009 Equity Incentive Plan Stock Option Agreement. (7)

(1)                      Filed as an exhibit to the Company’s Registration Statement on Form S-1 (No. 33-44195) or amendments thereto, and incorporated herein by reference.

(2)                      Filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001 and incorporated herein by reference.

(3)                      Filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 and incorporated herein by reference.

(4)                      Filed as an exhibit to the Company’s Current Report on Form 8-K filed on December 8, 2008 and incorporated herein by reference.

(5)                      Filed as an exhibit to the Company’s Current Report on Form 8-K dated June 18, 2002 and incorporated herein by reference.

(6)                      Filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, and incorporated herein by reference.

(7)                      Filed as an exhibit to the Company’s Current Report on Form 8-K filed on June 10, 2009 and incorporated herein by reference.

UNDERTAKINGS

1.                                      The undersigned registrant hereby undertakes:

(a)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)           That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)         The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)          Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2.                                      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.                                      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on June 19, 2009.

AMYLIN PHARMACEUTICALS, INC.

By:	/s/Daniel M. Bradbury
Daniel M. Bradbury
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Daniel M. Bradbury, Mark G. Foletta and Marcea B. Lloyd, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/Daniel M. Bradbury	President, Chief Executive Officer and Director	June 19, 2009
Daniel M. Bradbury	(Principal Executive Officer)

/s/Mark G. Foletta	Senior Vice President, Finance and Chief Financial Officer	June 19, 2009
Mark G. Foletta	(Principal Financial and Accounting Officer)

/s/Adrian Adams
Adrian Adams	Director	June 19, 2009

/s/Steven R. Altman
Steven R. Altman	Director	June 19, 2009

/s/Teresa Beck
Teresa Beck	Director	June 19, 2009

/s/M. Kathleen Behrens
M. Kathleen Behrens	Director	June 19, 2009

/s/Paul N. Clark
Paul N. Clark	Director	June 19, 2009

/s/Paulo F. Costa
Paulo F. Costa	Director	June 19, 2009

Alexander J. Denner	Director

/s/Karin Eastham
Karin Eastham	Director	June 19, 2009

/s/James R. Gavin III, M.D. Ph.D.
James R. Gavin III, M.D., Ph.D.	Director	June 19, 2009

/s/Jay S. Skyler, M.D.
Jay S. Skyler, M.D., MACP	Director	June 19, 2009

/s/Joseph P. Sullivan
Joseph P. Sullivan	Director	June 19, 2009

EXHIBIT INDEX

Exhibit Number	Description of Document

4.1	Amended and Restated Certificate of Incorporation. (1)
4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation. (2)
4.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation. (3)
4.4	Fourth Amended and Restated Bylaws. (4)
4.5	Specimen Common Stock Certificate. (1)
4.6	Certificate of Designation of Series A Junior Participating Preferred Stock. (5)
4.7	Rights Agreement dated June 17, 2002, between Amylin Pharmaceuticals, Inc. and American Stock Transfer & Trust Company. (5)
4.8	First Amendment to Rights Agreement dated December 13, 2002, between Amylin Pharmaceuticals, Inc. and American Stock Transfer & Trust Company. (6)
4.9	Form of Rights Certificate. (5)
5.1	Opinion of Cooley Godward Kronish LLP.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Cooley Godward Kronish LLP is contained in Exhibit 5.1 to this Registration Statement.
24.1	Power of Attorney is contained on the signature pages hereto.
99.1	Amylin Pharmaceuticals, Inc. Amended and Restated 2001 Employee Stock Purchase Plan. (7)
99.2	Amylin Pharmaceuticals, Inc. 2009 Equity Incentive Plan. (7)
99.3	Form of 2009 Equity Incentive Plan Officer Stock Option Agreement. (7)
99.4	Form of 2009 Equity Incentive Plan Stock Option Agreement. (7)

(1)                      Filed as an exhibit to the Company’s Registration Statement on Form S-1 (No. 33-44195) or amendments thereto, and incorporated herein by reference.

(2)                      Filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001 and incorporated herein by reference.

(3)                      Filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 and incorporated herein by reference.

(4)                      Filed as an exhibit to the Company’s Current Report on Form 8-K filed on December 8, 2008 and incorporated herein by reference.

(5)                      Filed as an exhibit to the Company’s Current Report on Form 8-K dated June 18, 2002 and incorporated herein by reference.

(6)                      Filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, and incorporated herein by reference.

(7)                      Filed as an exhibit to the Company’s Current Report on Form 8-K filed on June 10, 2009 and incorporated herein by reference.